UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”), a Washington corporation, announced the election of Wayne G. Dotson to its Board of Directors, effective July 31, 2008.  The addition of Mr. Dotson expands the size of the Company's board to five members.

Mr. Dotson practiced oil and gas law, specializing in representation of various bank energy lending departments, including representing the banks in oil and gas company loans of up to $500 million, secured by oil and gas properties.  His experience includes review of title information on oil and gas leases, preparation of mortgage and other security documents, and preparation of complex credit agreements and other related documents.

From 1961 through 1984, Mr. Dotson was employed with the Texas law firm of Foreman, Dyess, Prewett, Rosenberg & Henderson, which later became Foreman & Dyess.  From 1984 through 1990, Mr. Dotson was employed with the law firm of Dotson, Babcock & Scofield. In addition to legal practice at Dotson, Babcock and Scofield, Mr. Dotson served as Managing Partner and a member of the Compensation Committee.  After Dotson, Babcock & Scofield merged with Jackson Walker, LLP, in 1990; Mr. Dotson continued his service until his retirement from the firm on January 1, 2008.   During his tenure with Jackson Walker, a law firm of 350 attorneys located in seven Texas cities, he also served on the Management Committee, Compensation Committee, and Business Development Committee.  Mr. Dotson received his B.B.A. degree in 1957 and J.D. degree in 1961 from the University of Texas.

Appointment to Committees of the Board of Directors

Mr. Dotson has been appointed to serve on the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee of the Board of Directors, each effective as of July 31, 2008.

Prior Transactions with the Company

There are no understandings or arrangements between Mr. Dotson and any other person pursuant to which Mr. Dotson was selected as a Director. Mr. Dotson does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Dotson has not been involved with any transaction or proposed transaction with the Company since the beginning of the Company’s last fiscal year.

Item 9.01    Financial Statements and Exhibits.

d) Exhibits:

99.1	Press Release dated August 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:  /s/ James F. Westmoreland
James F. Westmoreland, Chief Financial Officer

Date:  August 1, 2008

Exhibits

99.1	Press Release dated August 1, 2008